UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 9, 2006
(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On August 9, 2006, Tween Brands, Inc. (the “Company”) announced the resignation of Poe A. Timmons as Senior Vice President and Chief Financial Officer (Principal Financial Officer) of the Company, effective August 18, 2006.
(c) Also on August 9, 2006, the Company announced that William E. May, the Company’s Executive Vice President and Chief Operating Officer, will be assuming the role of the Company’s Principal Financial Officer effective August 9, 2006. The information regarding Mr. May required by paragraphs (c)(2) and (c)(3) of Item 5.02 is contained on page 7 and pages 13-15, respectively, of the Company’s proxy statement for the 2006 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 17, 2006, and is incorporated by reference herein.
     The Company issued a press release announcing the events described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d)      Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 9, 2006, entitled “Tween Brands, Inc. Appoints New Senior Vice President of Finance.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEEN BRANDS, INC.
Date: August 10, 2006	By:	/s/ William E. May
William E. May
Executive Vice President and Chief Operating Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 9, 2006, entitled “Tween Brands, Inc. Appoints New Senior Vice President of Finance.”